Exhibit 10(oo)

AMENDMENT TO
EATON CORPORATION SUPPLEMENTAL BENEFITS PLAN I
(January 1, 1989 Restatement)
WHEREAS, the Corporation maintains in effect the Eaton Corporation Supplemental Benefits Plan I under a January 1, 1989 Restatement, as amended (the “Plan”); and
WHEREAS, the Pension Administration Committee reserves the right to amend the Plan; and
WHEREAS, the Pension Administration Committee wishes to amend the Plan in order to reflect the corporate restructuring of Eaton Corporation pursuant to which common shares of Eaton Corporation will be converted into ordinary shares of Eaton Corporation plc.
NOW THEREFORE, the Plan is amended, effective as of the Merger Effective Time described in the Transaction Agreement dated May 21, 2012, as amended by Amendment No. 1 to the Transaction Agreement, dated June 22, 2012, and Amendment No. 2 to the Transaction Agreement, dated October 19, 2012, between Cooper Industries plc, Eaton Corporation, Abeiron Limited, Comdell Limited, Turlock B.V., and Turlock Corporation, to provide as follows:
1. Section 2(a) of the Plan is hereby amended in its entirety to read as follows:
(a)    “Pension Administration Committee” means the committee comprised of corporate officers of Eaton Corporation plc appointed by the Board of Directors from time to time to administer the retirement benefit programs of Eaton Corporation plc and any of its subsidiaries.
2. Section 2(b) of the Plan is hereby amended in its entirety to read as follows:
(b)    “Board of Directors” means the Board of Directors of Eaton Corporation plc.
IN WITNESS WHEREOF, the Pension Administration Committee has caused this Amendment to be executed through duly authorized persons on this ____ day of November, 2012.

PENSION ADMINISTRATION COMMITTEE

By: __________________________________

Title: _________________________________